Exhibit 99.1 NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Second Quarter 2021 Revenue Grew 87% with
Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

•	Organic growth of 37% achieved in the quarter driven by industry-best lead times, flexibility and new products
•	Net income grew to $30.7 million, up 138% over the prior-year period and up 36% over the trailing first quarter
•	Operating momentum gained from manufacturing strategies; protected profitability with targeted pricing actions; Adjusted EBITDA[1] margin expanded 310 basis points over prior-year period to 25.7%
•	Diluted EPS of $0.95 up 138% from last year; Non-GAAP Cash EPS of $1.20 up 118%
•	Strong cash generation and free cash flow; further reduced net debt to adjusted EBITDA leverage ratio to 2.16x2
•	Raising revenue and margin expectations for 2021 even while anticipating continued supply chain challenges and material cost headwinds in second half

SARASOTA, FL, August 9, 2021 — Helios Technologies, Inc. (Nasdaq: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the second quarter ended July 3, 2021. Results include BWG Holdings I Corp. (known as “Balboa Water Group” or “Balboa acquisition”), from the date of its acquisition on November 6, 2020.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “We delivered excellent results in the quarter on all levels. The Helios team is executing very well on our plans to drive organic growth, generate cash, deliver top tier adjusted EBITDA margins and meet the accelerated goal that we recently outlined at our investor day to achieve $1 billion in revenue two years earlier than planned, by 2023. We believe we are gaining market share as we are providing best in class industry lead times, remaining agile in addressing customer requirements, and accelerating innovative new products. In addition, our manufacturing and operating strategies are gaining traction as we navigate supply chain challenges, material cost increases, and labor shortages to outpace the competition, delight our customers and protect our margins.”

He concluded, “Following the end of the quarter, we successfully closed the NEM acquisition. This acquisition accelerates the electrification of our global hydraulics product offering while leveraging the know-how of our Helios Center of Engineering Excellence. We are also advancing our electronics offering as a systems integrator in select niche markets. We believe our unique market position as a pure play electronics/hydraulics company provides us with competitive advantages as we pursue the many opportunities available to us.”

[1]	Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release
[2]	On a pro-forma basis for Balboa Water Group

Helios Technologies | 1500 West University Parkway | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

Second Quarter 2021 Consolidated Results

($ in millions, except per share data)	Q2 2021	Q2 2020	Change		% Change
Net sales	$223.4	$119.3	$104.1		87%
Gross profit	$82.2	$44.7	$37.5		84%
Gross margin	36.8%	37.5%	(70)	bps
Operating income	$42.1	$16.7	$25.4		152%
Operating margin	18.8%	14.0%	480	bps
Non-GAAP adjusted operating margin	23.2%	19.3%	390	bps
Net income	$30.7	$12.9	$17.8		138%
Diluted EPS	$0.95	$0.40	$0.55		138%
Non-GAAP cash net income	$38.6	$17.7	$20.9		118%
Non-GAAP cash EPS	$1.20	$0.55	$0.65		118%
Adjusted EBITDA	$57.5	$27.0	$30.5		113%
Adjusted EBITDA margin	25.7%	22.6%	310	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•

Sales reflected strong demand across all markets, in particular agriculture, construction equipment, recreation, and health & wellness. Results included $60.2 million in sales from acquisitions. (See the table in this release that provides acquired revenue by segment by quarter).

•	Strength in demand across all regions as markets recovered from the impacts of the COVID-19 pandemic.
•	Foreign currency translation adjustment on sales: $6.9 million favorable.

Profits and margins

•

Gross profit and margin drivers: gross profit benefitted from increased volume during the quarter. Gross margin was driven by improved leverage on higher volume and manufacturing labor efficiencies. These tailwinds were offset by higher freight and raw material costs given the challenges with global supply chains.  In addition, the business model of the Balboa acquisition has lower gross margins but higher operating margins.

•

Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, improved 530 basis points to 14.5% compared with the 2020 second quarter and 40 basis points sequentially, reflecting both the business model of the Balboa acquisition and continued cost management initiatives.

•	Amortization of intangible assets: $7.7 million was up from $4.4 million in the prior year reflecting the acquisition.

Non-operating items

•	Net interest expense: $4.4 million in the quarter, up $1.5 million compared with the prior-year period due to higher debt balances.
•	Effective tax rate: 17.6% compared with 4.7%, or 22.7% excluding certain one-time Italian tax benefits, in the prior-year period.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP net income and earnings per share: $30.7 million and $0.95 per share.

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

•	Non-GAAP cash earnings per share: $1.20 compared with $0.55 last year on strong demand, operational efficiencies, and better-than-expected performance of the Balboa acquisition.
•	Adjusted EBITDA margin: improved 310 and 60 basis points to 25.7% compared with the prior-year and sequential period, respectively, due to higher volume and operational efficiencies.

First Half 2021 Consolidated Results

($ in millions, except per share data)	2021	2020	Change		% Change
Net sales	$428.3	$248.8	$179.5		72%
Gross profit	$157.5	$96.6	$60.9		63%
Gross margin	36.8%	38.8%	(200)	bps
Operating income	$76.7	$6.7	$70.0		1045%
Operating margin	17.9%	2.7%	1520	bps
Non-GAAP adjusted operating margin	23.0%	19.9%	310	bps
Net income (loss)	$53.3	$(4.3)	$57.6		NM
Diluted EPS	$1.65	$(0.13)	$1.78		NM
Non-GAAP cash net income	$70.4	$35.7	$34.7		97%
Non-GAAP cash EPS	$2.18	$1.11	$1.07		96%
Adjusted EBITDA	$108.8	$57.4	$51.4		90%
Adjusted EBITDA margin	25.4%	23.1%	230	bps

NM = Not meaningful

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization, and certain non-recurring charges) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•

Sales reflected strong demand across all regions and markets, in particular agriculture, construction equipment, recreation, and health & wellness.  Results included $116.5 million in sales related to acquisitions.  (See the table in this release that provides acquired revenue by segment by quarter).

•	Foreign currency translation adjustment on sales: $12.7 million favorable.

Profits and margins

•

Gross profit and margin drivers: gross profit and margin were driven by higher volume and the mix of products sold offset by the headwinds related to supply chain challenges resulting in higher raw material and freight costs, and the business model of the Balboa acquisition.

•

Selling, engineering and administrative (“SEA”) expenses: 14.7% as a percentage of sales, improved 510 basis points compared with the prior-year period, reflecting both the lower SEA expenses relative to sales for the acquisition and continued cost containment initiatives.

•	Amortization of intangible assets: increased $9.1 million to $17.9 million from the prior year reflecting the Balboa acquisition.
•	Goodwill impairment charge: last year’s first quarter included a $31.9 million impairment charge resulting from weakened market outlook primarily due to the COVID-19 pandemic.

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

Non-operating items

•	Net interest expense: $3.3 million increase to $9.2 million compared with the prior-year period reflecting higher debt balances.
•

Effective tax rate: 20.1% compared with 15.0% in prior year, excludes non-taxable goodwill impairment charge, included certain one-time benefits in the second quarter of 2020 that reduced the effective tax rate for the period.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•	GAAP net income and earnings per share: $53.3 million and $1.65 per share.
•	Non-GAAP cash earnings per share: $2.18 compared with $1.11 in the prior-year period driven by strong demand, operational efficiencies, and strong performance of the Balboa acquisition.
•	Adjusted EBITDA margin: 25.4%, up 230 basis points compared with the prior-year period due higher volume and operational efficiencies.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Hydraulics	Three Months Ended
	Q2 2021	Q2 2020	Change		% Change
Net Sales
Americas	$41.7	$34.2	$7.5		22%
EMEA	46.6	31.2	15.4		49%
APAC	44.7	36.7	8.0		22%
Total Segment Sales	$133.0	$102.1	$30.9		30%
Gross Profit	$50.9	$37.5	$13.4		36%
Gross Margin	38.3%	36.7%	160	bps
SEA Expenses	$18.6	$15.5	$3.1		20%
Operating Income	$32.3	$22.0	$10.3		47%
Operating Margin	24.3%	21.5%	280	bps

Second Quarter Hydraulics Segment Review

•

Higher sales in all regions were driven by demand from the construction, agriculture, mobile and industrial equipment end markets; foreign currency exchange rates had a $6.7 million favorable adjustment on sales.

•	Gross margin of 38.3%, up 160 basis points, was driven by improved leverage on higher volume and production labor efficiencies.
•	Operating margin improved 280 basis points, reflecting disciplined cost management efforts.

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Electronics	Three Months Ended
	Q2 2021	Q2 2020	Change		% Change
Net Sales
Americas	$64.1	$13.4	$50.7		378%
EMEA	11.0	1.9	9.1		479%
APAC	15.3	1.9	13.4		705%
Total Segment Sales	$90.4	$17.2	$73.2		426%
Gross Profit	$31.2	$7.2	$24.0		333%
Gross Margin	34.5%	42.1%	(760)	bps
SEA Expenses	$11.6	$6.3	$5.3		84%
Operating Income	$19.6	$0.9	$18.7		2,078%
Operating Margin	21.7%	5.5%	1620	bps

Second Quarter Electronics Segment Review

•	Higher sales included $60.2 million related to the acquisition. Strong demand from health & wellness and recreational markets drove sales despite headwinds from supply chain constraints.
•

Gross margin reflects the different business model of the Balboa acquisition, which has lower gross margins that are offset by a lower SEA expense structure.  Additionally, raw material, freight, and logistics costs increased as a result of materials shortages and efforts to meet customer requirements on a timely basis.

•

Operating margin of 21.7% demonstrates the business model of the Balboa acquisition, which has an inherently lower operating expense structure, and higher volume in the organic business. SEA expenses increased due to the incremental expenses from the acquisition.

Balance Sheet and Cash Flow Review

•	Total debt was reduced by $25.3 million to $437.1 million from $462.4 million at January 2, 2021.
•	Cash and cash equivalents at July 3, 2021 were $34.4 million, up $9.2 million from the end of 2020.
•

Pro-forma net debt-to-adjusted EBITDA improved to 2.16x at the end of the second quarter 2021 compared with 3.0x (pro-forma for Balboa) at the end of 2020 demonstrating the Company’s ability to rapidly de-lever the balance sheet following an acquisition. At the end of the second quarter 2021, the Company had $161.4 million available on its revolving lines of credit.

•	Net cash provided by operations increased $9.2 million, or 36.4%, to $34.5 million in the second quarter 2021 compared with the prior-year period.
•	Capital expenditures were $5.3 million in the quarter, or approximately 2% of sales. The Company continues to expect to spend between $30 to $32 million in capital investments in 2021.
•	Paid 99th sequential quarterly cash dividend on July 20, 2021.

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

2021 Outlook

The following provides the Company’s expectations for 2021. This assumes constant currency, using quarter end rates, and that markets served are not further impacted by the global pandemic.

	Previous 2021 Guidance provided on 5/10/21	Updated 2021 Guidance	% Change at Mid-Point from Previous Guidance
Consolidated revenue	$740 - $750 million	$800 - $830 million	9%
Adjusted EBITDA	$170 - $180 million	$188 - $203 million	12%
Adjusted EBITDA margin	23% - 24%	23.5% - 24.5%	50 bps
Interest expense	$16 - $18 million	$16 - $18 million	unchanged
Effective tax rate	24% - 26%	22% - 24%	-200 bps
Depreciation	$22 - $24 million	$22 - $23 million	-2%
Amortization	$30 - $31 million	$32 - $33 million	7%
Capital expenditures	$30 - $35 million	$30 - $32 million	-5%
Capital expenditures % total revenue	~4% of sales	~4% of sales	unchanged
Non-GAAP Cash EPS	$3.30 - $3.50	$3.60 -$3.80	9%

Webcast

The Company will host a conference call and webcast tomorrow, August 10, 2021 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, August 17, 2021.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13721131.  The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,”

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

“believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) conditions in the capital markets, including the interest rate environment and the availability of capital; (ii) our failure to realize the benefits expected from the Balboa acquisition, our failure to promptly and effectively integrate the Balboa acquisition and the ability of Helios to retain and hire key personnel, and maintain relationships with suppliers (iii) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain and material costs and have material adverse effects on our business, financial position, results of operations and/or cash flows; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; and (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2021.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA margin. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2021 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations & Corporate Communications

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Six Months Ended
	July 3,	June 27,		July 3,	June 27,
	2021	2020	% Change	2021	2020	% Change

Net sales	$223,413	$119,294	87%	$428,258	$248,777	72%
Cost of sales	141,261	74,575	89%	270,738	152,208	78%
Gross profit	82,152	44,719	84%	157,520	96,569	63%
Gross margin	36.8%	37.5%		36.8%	38.8%

Selling, engineering and administrative expenses	32,410	23,600	37%	62,971	49,264	28%
Amortization of intangible assets	7,680	4,417	74%	17,878	8,765	104%
Goodwill impairment	-	-	NM	-	31,871	NM
Operating income	42,062	16,702	152%	76,671	6,669	NM
Operating margin	18.8%	14.0%		17.9%	2.7%

Interest expense, net	4,400	2,891	52%	9,151	5,842	57%
Foreign currency transaction loss, net	503	283	78%	967	408	137%
Other non-operating income, net	(110)	(16)	NM	(111)	(110)	1%
Income before income taxes	37,269	13,544	175%	66,664	529	NM
Income tax provision	6,575	636	NM	13,382	4,844	176%
Net income (loss)	$30,694	$12,908	138%	$53,282	$(4,315)	NM

Basic and diluted net income (loss) per common share	$0.95	$0.40	138%	$1.65	$(0.13)	NM

Basic and diluted weighted average shares outstanding	32,237	32,081		32,215	32,071

Dividends declared per share	$0.09	$0.09		$0.18	$0.18

NM = Not meaningful

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	July 3,	January 2,
	2021	2021
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$34,371	$25,216
Restricted cash	41	41
Accounts receivable, net of allowance for
credit losses of $1,319 and $1,493	134,018	97,623
Inventories, net	132,318	110,372
Income taxes receivable	1,916	1,103
Other current assets	21,761	19,664
Total current assets	324,425	254,019
Property, plant and equipment, net	163,201	163,177
Deferred income taxes	3,551	6,645
Goodwill	436,233	443,533
Other intangible assets, net	401,483	419,375
Other assets	11,499	10,230
Total assets	$1,340,392	$1,296,979
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$74,553	$59,477
Accrued compensation and benefits	23,706	22,985
Other accrued expenses and current liabilities	27,299	24,941
Current portion of long-term non-revolving debt, net	15,662	16,229
Dividends payable	2,902	2,891
Income taxes payable	6,868	1,489
Total current liabilities	150,990	128,012
Revolving line of credit	238,777	255,909
Long-term non-revolving debt, net	182,272	189,932
Deferred income taxes	76,417	78,864
Other noncurrent liabilities	33,591	36,472
Total liabilities	682,047	689,189
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,249 and 32,121 issued and outstanding	32	32
Capital in excess of par value	379,299	371,778
Retained earnings	317,799	270,320
Accumulated other comprehensive loss	(38,785)	(34,340)
Total shareholders’ equity	658,345	607,790
Total liabilities and shareholders’ equity	$1,340,392	$1,296,979

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended
	July 3,	June 27,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$53,282	$(4,315)
Adjustments to reconcile net income (loss) to
net cash provided by operating activities:
Depreciation and amortization	28,142	17,021
Goodwill Impairment	-	31,871
Stock-based compensation expense	4,183	2,447
Amortization of debt issuance costs	249	358
Provision (benefit) for deferred income taxes	3,249	(2,370)
Forward contract gains, net	(1,909)	(41)
Other, net	(173)	625
(Increase) decrease in operating assets:
Accounts receivable	(37,386)	(7,040)
Inventories	(22,917)	(724)
Income taxes receivable	(808)	327
Other current assets	(2,247)	(1,736)
Other assets	2,921	1,855
Increase (decrease) in operating liabilities:
Accounts payable	15,530	(18)
Accrued expenses and other liabilities	6,058	(1,424)
Income taxes payable	5,284	4,885
Other noncurrent liabilities	(3,925)	(1,390)
Net cash provided by operating activities	49,533	40,331
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(1,000)	-
Amounts paid for net assets acquired	(2,400)	-
Capital expenditures	(10,305)	(5,215)
Proceeds from dispositions of equipment	62	67
Cash settlement of forward contracts	947	(357)
Software development costs	(1,490)	-
Net cash used in investing activities	(14,186)	(5,505)
Cash flows from financing activities:
Borrowings on revolving credit facilities	9,602	11,000
Repayment of borrowings on revolving credit facilities	(23,500)	(26,359)
Borrowings on long-term non-revolving debt	-	5,714
Repayment of borrowings on long-term non-revolving debt	(8,163)	(4,001)
Proceeds from stock issued	814	723
Dividends to shareholders	(5,791)	(5,772)
Other financing activities	(1,686)	(960)
Net cash used in financing activities	(28,724)	(19,655)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,532	(331)
Net increase in cash, cash equivalents and restricted cash	9,155	14,840
Cash, cash equivalents and restricted cash, beginning of period	25,257	22,162
Cash, cash equivalents and restricted cash, end of period	$34,412	$37,002

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020

Sales:
Hydraulics	$133,039	$102,089	$252,145	$205,907
Electronics	90,374	17,205	176,113	42,870
Consolidated	$223,413	$119,294	$428,258	$248,777

Gross profit and margin:
Hydraulics	$50,915	$37,473	$96,325	$77,147
	38.3%	36.7%	38.2%	37.5%
Electronics	31,237	7,246	61,195	19,422
	34.5%	42.1%	34.8%	45.3%
Consolidated	$82,152	$44,719	$157,520	$96,569
	36.8%	37.5%	36.8%	38.8%

Operating income (loss) and margin:
Hydraulics	$32,328	$21,989	$60,401	$43,471
	24.3%	21.5%	24.0%	21.1%
Electronics	19,599	939	37,879	5,717
	21.7%	5.5%	21.5%	13.3%
Corporate and other	(9,865)	(6,226)	(21,609)	(42,519)
Consolidated	$42,062	$16,702	$76,671	$6,669
	18.8%	14.0%	17.9%	2.7%

ORGANIC AND ACQUIRED REVENUE

(In thousands)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended		Six Months Ended
	March 28,	June 27,	September 26,	January 2,	January 2,	April 3,	July 3,	July 3,
	2020	2020	2020	2021	2021	2021	2021	2021
Hydraulics
Organic	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$252,145
Acquisition	-	-	-	-	-	-	-	-
Total	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$252,145

Electronics
Organic	$25,665	$17,205	$24,439	$22,481	$89,790	$29,459	$30,191	$59,651
Acquisition	-	-	-	26,058	26,058	56,279	60,183	116,462
Total	$25,665	$17,205	$24,439	$48,539	$115,848	$85,738	$90,374	$176,113

Consolidated
Organic	$129,483	$119,294	$122,645	$125,560	$496,982	$148,565	$163,230	$311,796
Acquisition	-	-	-	26,058	26,058	56,279	60,183	116,462
Total	$129,483	$119,294	$122,645	$151,618	$523,040	$204,844	$223,413	$428,258

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	YTD 2021	% Change y/y
Americas:
Hydraulics	$34.3	(8%)	$41.7	22%	$76.0	6%
Electronics	65.0	201%	64.1	378%	129.1	269%
Consol. Americas	99.3	69%	105.8	122%	205.1	93%
% of total	48%		47%		48%
EMEA:
Hydraulics	$43.3	29%	$46.6	49%	$89.9	39%
Electronics	9.3	272%	11.0	479%	20.4	364%
Consol. EMEA	52.6	46%	57.6	74%	110.3	60%
% of total	26%		26%		26%
APAC:
Hydraulics	$41.5	26%	$44.7	22%	$86.2	24%
Electronics	11.4	613%	15.3	705%	26.6	659%
Consol. APAC	52.9	53%	60.0	55%	112.9	54%
% of total	26%		27%		26%
Total	$204.8	58%	$223.4	87%	$428.3	72%

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$31.3	(14%)	$130.5	(20%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	37.5	92%	93.9	(2%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	68.8	24%	224.4	(13%)
% of total	45%		40%		40%		45%		43%
EMEA:
Hydraulics	$33.5	(20%)	$31.2	(15%)	$32.1	1%	$34.4	11%	$131.2	(7%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	4.9	145%	10.8	29%
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	39.3	19%	142.0	(5%)
% of total	28%		28%		27%		26%		27%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$37.4	6%	$145.5	5%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	6.1	221%	11.1	54%
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	43.5	17%	156.6	7%
% of total	27%		32%		33%		29%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$151.6	20%	$523.0	(6%)

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020
GAAP operating income	$42,062	$16,702	$76,671	$6,669
Acquisition-related amortization of intangible assets	7,680	4,417	17,878	8,765
Acquisition and financing-related expenses	1,325	-	2,247	74
Restructuring charges	-	298	418	298
CEO and officer transition costs	569	1,644	569	1,809
Goodwill impairment	-	-	-	31,871
Acquisition integration costs	289	-	884	-
Non-GAAP adjusted operating income	$51,925	$23,061	$98,667	$49,486
GAAP operating margin	18.8%	14.0%	17.9%	2.7%
Non-GAAP adjusted operating margin	23.2%	19.3%	23.0%	19.9%

Adjusted EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended		Twelve Months Ended
	July 3,	June 27,	July 3,	June 27,	July 3,
	2021	2020	2021	2020	2021
Net income (loss)	$30,694	$12,908	$53,282	$(4,315)	$71,814
Interest expense, net	4,400	2,891	9,151	5,842	16,595
Income tax provision	6,575	636	13,382	4,844	18,367
Depreciation and amortization	12,905	8,645	28,142	17,021	50,816
EBITDA	54,574	25,080	103,957	23,392	157,592
Acquisition and financing-related expenses	1,325	-	2,247	74	9,436
Restructuring charges	-	298	418	298	482
CEO and officer transition costs	569	1,644	569	1,809	1,352
Goodwill impairment	-	-	-	31,871	-
Inventory step-up amortization	-	-	-	-	1,874
Acquisition integration costs	289	-	884	-	1,140
Other	698	(34)	698	(34)	685
Adjusted EBITDA	$57,455	$26,988	$108,773	$57,410	$172,561
Adjusted EBITDA margin	25.7%	22.6%	25.4%	23.1%	24.6%

Balboa Water Group pre-acquisition adjusted EBITDA					14,141
TTM Pro forma adjusted EBITDA					$186,702

Helios Technologies Second Quarter 2021 Revenue Grew 87% with Strong Organic Growth; Executing on Strategy to Achieve Accelerated Goals

August 9, 2021

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020
Net income (loss)	$30,694	$12,908	$53,282	$(4,315)
Amortization of intangible assets	7,713	4,417	17,944	8,765
Acquisition and financing-related expenses	1,325	-	2,247	74
Restructuring charges	-	298	418	298
CEO and officer transition costs	569	1,644	569	1,809
Goodwill impairment	-	-	-	31,871
Acquisition integration costs	289	-	884	-
Other	698	(34)	698	(34)
Tax effect of above	(2,649)	(1,581)	(5,690)	(2,728)
Non-GAAP cash net income	$38,639	$17,652	$70,352	$35,740
Non-GAAP cash net income per diluted share	$1.20	$0.55	$2.18	$1.11

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
July 3,
2021
Current portion of long-term non-revolving debt, net	$15,662
Revolving lines of credit	239,198
Long-term non-revolving debt, net	182,272
Total debt	437,132
Less: Cash and cash equivalents	34,371
Net debt	$402,761

TTM Pro forma adjusted EBITDA*	$186,702
Ratio of net debt to TTM pro forma adjusted EBITDA	2.16
*On a pro-forma basis for Balboa Water Group

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance.  Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2021 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods.  When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.